UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with its proposed business combination with Tokyo Electron Limited (the “Business Combination”), Applied Materials, Inc. (“Applied”) entered into an Amendment No. 2 and Waiver to Credit Agreement (the “Amendment”), dated as of December 19, 2014, to that certain U.S.$1,500,000,000 Credit Agreement, dated as of May 25, 2011 (as amended, the “Credit Agreement”), among Applied, the lenders that are parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders (the “Administrative Agent”).

The Amendment provides for a waiver of certain defaults under the Credit Agreement to the extent arising from the transactions contemplated by the Business Combination. In addition, effective on and as of the date of the consummation of the Business Combination, the Amendment (1) permits certain subordinated intercompany debt to be excluded from the calculation of the financial covenant under the Credit Agreement and allows for certain prepayments and repayments of such subordinated intercompany debt, and (2) modifies the termination date of the Credit Agreement from May 25, 2017 to the date that is the one-year anniversary of the consummation of the Business Combination.

Applied intends to replace the undrawn unsecured revolving credit facility under the Credit Agreement prior to the one-year anniversary of the consummation of the Business Combination.

The foregoing description of the provisions of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 2 and Waiver to Credit Agreement, dated as of December 19, 2014, among Applied Materials, Inc., the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: December 22, 2014
	By:	/s/ Thomas F. Larkins
Thomas F. Larkins Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 and Waiver to Credit Agreement, dated as of December 19, 2014, among Applied Materials, Inc., the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders